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                        PROFESSIONAL SERVICES CONTRACT

                                    Authorized by:  R. Towson

                                     Requested by:             Date:  10/09/97

Project Number/Facility Number       Approved By:


Information regarding
this contract
can be supplied by:       Telephone Number      One-Time Contract
   P.A. Lyons              215  977-6942     X  On-Going Services Contract
                                                Release Against On-Going
                                                      Services Contract

Account or Appropriation Number:       Contract Number  CMMK00376
                                                Supplement 4

      To Contractor:                    Invoice to:
       Service Business Systems             Sun Company, Inc. (R&M)
       Attn: Don Warriner                   Attn: Ron Towson
       11415 W I-70 Frontage Road North     1801 Market Street
       Wheat Ridge, CO  80033               Philadelphia, PA 19103

This CONTRACT, effective 1/1/97, between Sun Company, Inc. (R&M) hereinafter called "Owner", having an office at 1801 Market Street, Philadelphia, PA 19103 and the "Contractor" shown above.

WITNESS in consideration of the mutual promises herein made, Owner and Contractor agree as follows:

ARTICLE 1 - THE WORK: The Work shall consist of: Contractor will provide Sun with customer follow-up services (hereinafter called "Services") as may be required by Sun during the period of this agreement and under the terms and condition set forth in Scope of Work, attached and made part of this contract, and shall be performed at the site location of contractor or designated locations.

CONTRACTOR shall perform all work hereunder in accordance with the terms and conditions of this Contract and the following as noted:
   Exhibit A:  Scope of Work     Exhibit B:  Govt. Compliance Certificate

SUPPLEMENT #3, ISSUED 12/12/96, TO EXTEND THE TERMS OF THIS CONTRACT AND MODIFY PRICING, AS DETAILED ON EXHIBIT C, ATTACHED
AND MADE PART OF THIS CONTRACT. ALL OTHER ITEMS REMAIN UNCHANGED. SUPPLEMENT #4, IS ISSUED 9/1/97 TO AUTHORIZE THE 1997 HOLIDAY CARD PRICING AT $__ PER CARD, REGARDLESS OF QUANTITY LEVEL.
DEALERS WILL BE RESPONSIBLE FOR PLACEMENT OF ORDERS AND PAYMENT OR THE HOLIDAY CARDS. THIS AGREEMENT WILL CONTINUE ON A 60-DAY WRITTEN NOTICE UNTIL TERMINATED BY EITHER PARTY.

Contractor shall furnish any and all personnel and all other things necessary for the performance and completion of all work authorized hereunder. This agreement, including General Terms and Conditions and all attachments and Exhibits appended hereto or referenced herein shall constitute the Contract between the parties.

ARTICLE 2 - ITEMS PROVIDED BY OWNER: Items noted to be specifically supplied by Owner are as follows:

Information about USC dealers as needed for Contractor to provide required Services. Logo/approved art work as required for printing requirements.

ARTICLE 3 - COMPENSATION: For satisfactory performance of the Work hereunder, Owner agreed to pay Contractor in the manner and at times specified in
Article 4, and Contractor agrees to accept full and complete payment for providing such Work, compensation as follows: supplement #3, pricing schedule effective 1/1/97 thru 6/30/97.

As detailed in Scope of Work, attached and made part of this document.

ARTICLE 4 - TERMS OF PAYMENT: Net 30 days

Prior to final payment hereunder, and as a condition thereto Contractor shall satisfy the requirements of General Terms and Conditions, paragraph 15.

ARTICLE 5 - TERM: Work under this Contract shall commence on or about SUPPLEMENT #3, 1/1/97. All work shall be completed on or before 6/30/97. IF THIS CONTRACT IS EXTENDED PAST THIS DATE, BOTH PARTIES MUST AGREE IN WRITING TO THE TERMS OF THE EXENSION.

ARTICLE 6 - CHANGES, ADDITIONS AND/OR DELETIONS: Owner reserves the continuing right to make changes, additions and/or deletions to the Work as it may deem necessary. All changes, additions, or deletions shall be made in writing and accepted by both parties before Contractor proceeds with such Work. Contractor shall make no changes, additions or deletions to the Work without Owner's prior written instructions. The cost of such changes, additions or deletions shall be determined as follows:

The party requesting the changes shall be responsible for any additional charges.

Contractor shall make no changes in any performance schedule(s) provided for in Article 1 or in any other term of this contract without the prior written approval of Owner.

ARTICLE 7 - INSURANCE: Contractor shall take out, carry and maintain in insurance company or companies, and in policies of insurance acceptable to Owner, the insurance with limits not less than indicated for the respective items, as specified in General Terms and Conditions, Paragraph 25, or as amended below:
No changes in insurance requirements will be permitted.

ARTICLE 8 - Governing Law: This Contract shall be governed by the laws of the States wherein the work is performed unless stated otherwise:

                                                              EXHIBIT 10.20
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Contract instructions:        The term "State" wherever used in this contract
Sun Company, Inc. (R&M)       shall be deemed to include the Commonwealth of
Attn: P.M. Lyons              Puerto Rico.In witness whereof, the parties
Ten Penn Center               have executed this Contract. This contract is
1801 Market Street            subject to the terms and conditions shown on
Philadelphia, PA              the reverse side hereof or attached hereto
         19103-1699           and which are incorporated herein.


Owner:   Date: 10/9/97                     Contractor:   Date: 10/17/97


Contractor shall sign and return one fully executed copy of this contract and all future contract notices to the address shown above. If no address is shown above, copy shall be returned to the "Invoice
To" address at the top.


BY(Signature)           /s/Peggy Lyon                   /s/Don Warriner
(Name and Title)     Title:                          Title:President and CEO


    Distribution:  Contractor  Owner  Accounts Payable  Materials Management